Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cushman & Wakefield plc

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, $0.10 nominal value(3)	457(c) and 457(h)	200,000	$14.84	$2,968,000.00	$92.70 per $1,000,000.00	$275.14

	Total Offering Amounts					$2,968,000.00		$275.14

	Total Fees Previously Paid							$0

	Total Fee Offsets							—

	Net Fee Due							$275.14

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares, nominal value $0.10 per share (the “Ordinary Shares”) of Cushman & Wakefield plc (the “Registrant”) that become issuable under the Amended & Restated Cushman & Wakefield plc 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares of the Registrant as reported on the New York Stock Exchange on June 22, 2022, which was $14.84.

(3) Represents Ordinary Shares of the Registrant issuable under the Plan, which are being registered herein and consist of Ordinary Shares reserved and available for delivery with respect to awards under the Plan and Ordinary Shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.